Exhibit 99.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

COMMONWEALTH BIOTECHNOLOGIES, INC.,

PHARMAUST LIMITED

AND

PHARMAUST CHEMISTRY LTD.

DATED

NOVEMBER 24, 2006

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Exhibit A	Form of Voting Agreement
Exhibit B	Form of Opinion of Counsel to the Seller
Exhibit C	Form of Target Employment Agreements
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Opinion of Counsel to the Buyer
Annex I	Exceptions to the Parent’s and the Seller’s Representations and Warranties
Annex II	Exceptions to the Buyer’s Representations and Warranties
Disclosure Schedule	Exceptions to Representations and Warranties Concerning the Target

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 24, 2006, by and between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the “Buyer”), PHARMAUST LIMITED, an Australian limited company (the “Parent”), and PHARMAUST CHEMISTRY LTD, an Australian limited company (the “Seller”). The Buyer, the Seller and the Parent are referred to collectively herein as the “Parties”. The Seller owns all of the outstanding capital stock of MIMOTOPES PTY LTD, an Australian proprietary limited company (the “Target”).

WHEREAS, the Target is in the business of developing high quality research-grade peptide products and applications for the drug discovery industry;

WHEREAS, the Target is a wholly-owned subsidiary of the Seller;

WHEREAS, the Seller is a wholly-owned subsidiary of the Parent;

WHEREAS, the Buyer is in the business of providing analytical and synthetic chemistries and biophysical analysis technologies to the global biotechnology industry, academic institutions, government agencies and pharmaceutical companies;

WHEREAS, the Buyer desires to acquire the outstanding capital stock of the Target from the Buyer pursuant to the terms of this Stock Purchase Agreement; and

WHEREAS, the Parent is willing to enter into this Stock Purchase Agreement solely for the purposes described herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

“A&S” means Anderson & Strudwick, Incorporated.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

“Australian Dollars” and the symbol “A$” shall mean sums of money in the currency of Australia.

“Buyer” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in Section 2(c) below.

“Closing Date” has the meaning set forth in Section 2(c) below.

“Confidential Information” means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

“Corporations Act” means the Corporations Act 2001 (Commonwealth).

“COTS” has the meaning set forth in Section 4(1)(iii).

“Disclosure Schedule” has the meaning set forth in Section 4 below.

“Environmental, Health, and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“Financial Statements” has the meaning set forth in Section 4(f) below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“GST” means the Australian Goods and Services Tax.

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Indemnified Party” has the meaning set forth in Section 8(d) below.

“Indemnifying Party” has the meaning set forth in Section 8(d) below.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof (collectively “Patents”), (b) all trademarks, service marks, trade dress, logos, trade names, corporate names and domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (collectively, “Marks”), (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith (collectively “Copyrights”), (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively “Trade Secrets”), (f) all computer software (including data, compilations of data and related documentation) collectively, “Software”), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means actual knowledge after reasonable investigation.

“Licenses In” has the meaning set forth in Section 4(1)(iii) below.

“Licenses Out” has the meaning set forth in Section 4(1)(iv) below.

“Licensed Intellectual Property” has the meaning set forth in Section 4(1)(iii) below.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 4(f) below.

“Most Recent Fiscal Month End” has the meaning set forth in Section 4(f) below.

“Most Recent Fiscal Year End” has the meaning set forth in Section 4(f) below.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Owned Intellectual Property” has the meaning set forth in Section 4(1)(iii) below.

“Parent” has the meaning set forth in the preface above.

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Purchase Price” has the meaning set forth in Section 2(b) below.

“Purchase Shares” collectively means the shares of the Common Stock of the Buyer, without par value per share, paid to the Seller pursuant to Section 2(b)(i) below.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Seller” has the meaning set forth in the preface above.

“Target” has the meaning set forth in the preface above.

“Target Shares” collectively means (a) all issued and outstanding ordinary shares of the Target and (b) any ordinary shares held in treasury by the Target.

“Third Party Claim” has the meaning set forth in Section 8(d) below.

2. Purchase and Sale of Target Shares.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all Target Shares for the consideration specified below in this Section 2.

(b) Purchase Price.

(i) Purchase Price. The Parties have agreed that the purchase price for the Target Shares (the “Purchase Price”) will be satisfied by the Buyer issuing 2,150,000 shares of its unregistered common stock, without par value per share, to the Seller (the “Purchase Shares”). The number of Purchase Shares to be so issued will not be adjusted to account for changes occurring between the date hereof and the Closing Date in the closing prices of the Seller’s common stock on the Nasdaq Capital Market or the Parent’s ordinary shares on the Australian Stock Exchange. The Buyer has engaged A&S to provide a fairness opinion regarding the Purchase Price.

(ii) Delivery of Purchase Price and Target Shares. On the Closing Date, the Buyer shall cause to be transferred to the Seller certificates for the Purchase Shares. The Purchase Shares shall be issued per instructions from the Seller. In exchange for the Purchase Shares, the Seller shall deliver to the Buyer the Target Shares, duly endorsed by the holder to the Buyer.

(c) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Buyer in Richmond, Virginia commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no later than March 31, 2007.

(d) Deliveries at the Closing. At the Closing, (i) the Parent and the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Parent and the Seller the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing the Target Shares it holds, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the Purchase Shares.

3. Representations and Warranties Concerning the Transaction.

(a) Representations and Warranties of the Parent and the Seller. The Parent and the Seller collectively represent and warrant to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)), except as set forth in Annex I attached hereto.

(i) Organization of the Parent and the Seller. The Parent and the Seller are limited companies duly organized, validly existing, and in good standing under the laws of the Country of Australia, State of Victoria, including, but not limited to the Corporations Act.

(ii) Authorization of Transaction. The Parent and the Seller have full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Parent and the Seller, enforceable in accordance with its terms and conditions. The Parent and the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The Parent is not required by applicable law to obtain shareholder approval in order to consummate the transactions contemplated by this Agreement.

(iii) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or the Seller is subject or any provision of its constitution or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or the Seller is a party or by which either is bound or to which any of their assets is subject.

(iv) Brokers’ Fees. Each of the Parent and the Seller have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent or the Buyer could become liable or obligated.

(v) Target Shares. The Seller holds of record and owns beneficially all of the issued and outstanding Target Shares free and clear of any restrictions on transfer, taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

(vi) Investment. The Seller (A) understands that the Purchase Shares have not been, and will not be, registered under the Securities Act, or under any other securities laws, and are being offered and sold in reliance upon exemptions for transactions not involving any public offering, (B) is acquiring the Purchase Shares solely for its own account for investment purposes, and not with a view to the distribution, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Purchase Shares, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Purchase Shares.

(vii) Regulation S. The Seller is a “non-U.S. person” as defined in Regulation S of the Securities Act. The issuance of the Purchase Shares will be completed in an offshore transaction, as defined in Rule 902(h) of Regulation S of the Securities Act, as now in effect, and the Seller shall submit to the Buyer such further assurances of such status as may be reasonably requested by the Buyer. The Seller:

(A) agrees to resell the Purchase Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act;

(B) acknowledges that the Buyer is required to refuse to register any sale of the Purchase Shares unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and

(C) agrees not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act.

(b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Parent and the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

(i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

(ii) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. With the exception of filing a proxy statement relating to the transaction contemplated by this Agreement with the SEC and responding to any comments thereto, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its articles of incorporation or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

(iv) Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or Parent could become liable or obligated.

(v) Purchase Shares. The Buyer holds of record and owns beneficially the Purchase Shares which constitute the Purchase Price for the Target Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

4. Representations and Warranties Concerning the Target. The Parent and the Seller collectively represent and warrant to the Buyer that to the best of their collective knowledge and having made all reasonable investigations the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

(a) Organization, Qualification, and Corporate Power. The Target is a proprietary limited company duly organized, validly existing, and in good standing under the laws of the Country of Australia, State of Victoria, including, but not limited to, the Corporations Act. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target. The Target has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Target.

(b) Capitalization. The entire issued capital stock of the Target consists of 5,682,074 Target Shares. All of the Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers’ Fees. The Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(f) Financial Statements. Attached hereto, as Section 4(f) of the Disclosure Schedule, are the following financial statements (collectively, the “Financial Statements”): (i) audited balance sheets and statements of income, dated as of June 30, 2006 (the “Most Recent Fiscal Year End”) for the Target; and (ii) unaudited and normalized balance sheets and statements of income, dated as of June 30, 2005. The Financial Statements (including the notes thereto) are correct and complete and consistent with the books and records of the Target, and present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

(g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target taken as a whole. Without limiting the generality of the foregoing, since that date:

(i) the Target has not sold, leased, transferred, or assigned any assets, tangible or intangible, outside the Ordinary Course of Business;

(ii) the Target has not entered into any agreement, contract, lease, or license outside the Ordinary Course of Business;

(iii) no party (including the Target) has accelerated, terminated, made modifications to, or canceled any material agreement, contract, lease, or license to which the Target is a party or by which it is bound;

(iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

(v) the Target has not made any capital expenditures outside the Ordinary Course of Business;

(vi) the Target has not made any capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

(vii) the Target has not created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations;

(viii) the Target has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

(ix) there has been no change made or authorized in the constitution of the Target;

(x) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xi) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xii) the Target has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

(xiii) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xiv) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xv) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees;

(xvi) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

(xvii) the Target has not made any other material change in employment terms for any of its directors, officers, and employees; and

(xviii) the Target has not committed to any of the foregoing.

(h) Undisclosed Liabilities. The Target has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

(i) Legal Compliance. The Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(j) Tax Matters.

(i) The Target has filed all Income Tax returns that it was required to file. All such Income Tax returns were correct and complete in all material respects. All Income Taxes owed by the Target (whether or not shown on any Income Tax return) have been paid. The Target is not currently the beneficiary of any extension of time within which to file any Income Tax return.

(ii) There is no dispute or claim concerning any Income Tax liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which the Parent, the Seller or the directors and officers of the Target has Knowledge based upon personal contact with any agent of such authority.

(iii) Section 4(j) of the Disclosure Schedule lists all federal, state, local, and foreign Income Tax returns filed with respect to the Target for taxable periods ended on or after December 31, 2004, indicates those Income Tax returns that have been audited, and indicates those Income Tax returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal Income Tax returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Target since December 31, 2004. The Target has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

(k) Real Property.

(i) Section 4(k)(i) of the Disclosure Schedule lists and describes briefly all real property owned by the Target. With respect to each such parcel of owned real property:

(A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character;

(B) there are no pending or, to the Knowledge of the Parent, the Seller and the directors and officers of the Target, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting the current use, occupancy, or value thereof;

(C) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances, and do not encroach on any easement which may burden the land;

(D) all facilities have received all approvals of governmental authorities (including material licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations;

(E) except as noted in Section 4(k)(i) of this Disclosure Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

(F) except as noted in Section 4(k)(i) of this Disclosure Schedule, there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

(G) except as noted in Section 4(k)(i) of this Disclosure Schedule, there are no parties (other than the Target) in possession of the parcel of real property.

(ii) Section 4(k)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased by the Target. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(k)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(k)(ii) of the Disclosure Schedule:

(A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

(B) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(C) no party to the lease or sublease has repudiated any provision thereof;

(D) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(E) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

(F) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations.

(l) Intellectual Property.

(i) Except as is stated with specificity in Section 4(l)(i) of the Disclosure Schedule, the Target has never interfered with, infringed upon, diluted, misappropriated, or otherwise violated any Intellectual Property rights of third parties; none of the Seller and the directors and officers of the Target has ever received any charge, complaint, claim, demand, invitation to license or notice either alleging any such interference, infringement, misappropriation, or violation or suggesting that the Target may must limit its use or exploitation of Intellectual Property or must take a license in order to continue exploiting Intellectual Property; the use and exploitation of the Intellectual Property owned by or, to the Knowledge of the Seller, used by the Target will not interfere with, infringe, dilute, misappropriate or otherwise violate any Intellectual Property rights of any third party.

(ii) Except as is stated with specificity in Section 4(1)(ii) of the Disclosure Schedule, to the Knowledge of the Seller and the directors and officers of the Target, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property owned by the Target.

(iii) Section 4(1)(iii) of the Disclosure Schedule identifies all Patents, Marks, Copyrights, Trade Secrets, Software that is used in and material to the operation of the Target’s business, including without limitation any unregistered Intellectual Property and any pending applications for registration, for Patents, in all jurisdictions. Section 4(l)(iii)(A) of the Disclosure Schedule lists all such Intellectual Property that is owned by the Target (“Owned Intellectual Property”), and Section 4(l)(iii)(B) of the Disclosure Schedule lists all such Intellectual Property (excepting consumer off-the-shelf Software, or “COTS”) that is used by the Target pursuant to a license or other authorization from the owner of such Intellectual Property (“Licensed Intellectual Property”). The Seller has delivered to the Buyer correct and complete copies of all such registrations and applications for registration identifying the Intellectual Property identified in Section 4(l)(iii)(A) of the Disclosure Schedule; all assignments, invention disclosures and other documents evidencing how the Target acquired ownership of the Intellectual Property identified in Section 4(l)(iii)(A) of the Disclosure Schedule; and all licenses, authorization and permissions (in original form and as amended to date) by which the Target has been and is authorized to use the Intellectual Property required to be identified in Section 4(l)(iii)(B) of the Disclosure Schedule (“Licenses In”).

(iv) With respect to each item of the Owned Intellectual Property required to be identified in Section 4(l)(iii)(A) of the Disclosure Schedule:

(A) the Target is the sole owner of the Intellectual Property, and there are no joint owners;

(B) the Target has all assignments or other transfers from any third-party inventors, authors or other creators of such Intellectual Property (including but not necessarily limited to employees and consultants) necessary to be the sole owner of such Owned Intellectual Property, and such assignments and other documents are valid and enforceable, and Target is not in breach of any such agreements;

(C) the Target possess all right, title, and interest in and to the item, free and clear of any lien, Security Interest, encumbrance, license to others, or other restriction;

(D) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, consent judgment, settlement agreement, consent agreement, concurrent use agreement or other restriction that may limit or impair its use;

(E) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, administrative action, or demand is pending or, to the Knowledge of the Seller and the directors and officers of the Target, is threatened which challenges the legality, validity, enforceability, use, scope or ownership of the item;

(F) all applications for renewals, affidavits of use, maintenance fees and other actions and filings necessary to maintain and secure the Target’s sole ownership of the Owned Intellectual Property have been filed, accepted, paid, or taken, as the case may be;

(G) Neither the Seller nor the Target has any reason to believe that any Item of Owned Intellectual Property is invalid, unenforceable, abandoned, dedicated to the public, or otherwise subject to challenge, or that there is any factual basis for a third party to allege any such deficiency;

(H) Except as is identified in Section 4(l)(vii) of the Disclosure Schedule, the Target has not authorized, licensed or granted any permission to any third party to use or exploit the Owned Intellectual Property (“Licenses Out”);

(I) the Target has not assigned, conveyed, or transferred to any third party any interest in the Owned Intellectual Property; and

(J) the Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to their use of such Owned Intellectual Property.

(v) With respect to each item of Licensed Intellectual Property required to be disclosed in Section 4(l)(iii)(B) of the Disclosure Schedule:

(A) the Target has all authorization, licenses and approvals from the Owner of the Licensed Intellectual Property to use same as it is used in Target’s business;

(B) the Target’s use of Licensed Intellectual Property is and has been in accordance with the terms and conditions of the Licenses In to use such Licensed Intellectual Property, the Target is not and has not been in breach or default of same, and the Licenses In are valid, enforceable and subsisting;

(C) To the Knowledge of the Seller and the Target, the Licensed Intellectual Property is valid, enforceable, and the use thereof by the Target has not infringed and does not infringe the Intellectual Property or contractual rights of any third party;

(D) no party to the License In is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(E) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

(F) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(vi) With respect to COTS and to the Target’s use of and access to third party Software, whether via the Internet or otherwise:

(A) all COTS used by the Target and/or residing on servers or computers under the Target’s ownership, custody and control is properly licensed by the owner of the Intellectual Property in such COTS; such licenses are valid, enforceable and subsisting; the Target is using such COTS in accordance with such licenses; the Target has not breached and is not in default of or arrears of its obligations under any such licenses; and

(B) all access to and use by the Target of third party Software residing on computers or servers not under the Target’s custody and control, including but not limited to access to Software via the Internet, has been authorized and in accordance with any terms of use, access agreements or other terms and restrictions imposed by the owner or provider of such Software.

(vii) Section 4(l)(vii) of the Disclosure Schedule identifies all licenses, sublicenses, permissions or other authorizations granted or made by the Target to use either Owned Intellectual Property or Licensed Intellectual Property. With respect to Licenses Out:

(A) Seller and Target have provided to Buyer all Licenses Out;

(B) no third party is using Owned Intellectual Property without a written, binding and enforceable License Out, and to the Knowledge of the Seller and the Target, no party to any License Out is or has been in breach or default of same;

(C) to the Knowledge of the Seller and the Target, no third party is using any Licensed Intellectual Property pursuant as the result of any action, disclosure or omission of the Target or the Seller without a written, binding and enforceable License Out, and to the Knowledge of the Seller and the Target, not party to any such License out is or has been in breach or default of same; and

(D) licenses out of Licensed Intellectual Property are authorized and in full compliance with the terms and conditions of the Licenses In of such Licensed Intellectual Property, and to the Knowledge of the Seller and the Target no act or omission of either the Target or third parties to Licenses out does constitute or has constitute a breach or default of any License In;

(viii) With respect to Trade Secrets, except as is stated to the contrary in Section 4(l)(viii) of the Disclosure Schedule:

(A) the Target and the Seller have provided to the Buyer copies of all nondisclosure agreements, confidentiality agreements, and other agreements of any type pursuant to which any third party may have had access to or the right to use any Trade Secrets of the Target;

(B) the Target is the sole owner of the Trade Secrets, excepting only for Trade Secrets of third parties held by the Target in confidence as identified in Section 4(l)(viii) of the Disclosure Schedule;

(C) the Target has not violated and is not violating the terms and restrictions on which it holds, uses, and/or discloses any Trade Secrets of third parties that have been entrusted to the Target in confidence;

(D) the Target is not in breach or default, and has not breached or defaulted upon any confidentiality or similar agreement with any third party;

(E) the Target has not disclosed or licensed any Trade Secrets to any third parties without binding and enforceable written obligations of confidentiality;

(F) the Target has not waived, forfeited, surrendered, dedicated to the public, or released any material Trade Secret once owned by it and material to the conduct of its business, whether by action or omission;

(G) the Target has employed reasonable precautions to safeguard the Trade Secrets against unauthorized use or disclosure, including but not limited to restricting access to the Target’s facilities, employing security Software on all computer systems, including confidentiality provisions in all vendor, supplier, customer, joint venture, research and other agreements pursuant to which others may have access to the Target’s Trade Secrets; and

(H) to the knowledge of the Seller and the Target, the Target’s rights in the Trade Secrets it owns are valid and enforceable in all jurisdictions in which the Target uses or authorizes the use of such Trade Secrets.

(m) Tangible Assets. The buildings, machinery, equipment, and other tangible assets necessary for the conduct of the Target’s Ordinary Business that the Target owns and leases are free from patent defects, have been appropriately maintained, and are in good operating condition and repair (subject to normal wear and tear).

(n) Inventory. The inventory of the Target consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

(o) Contracts. Section 4(n) of the Disclosure Schedule lists the following contracts and other agreements to which the Target is a party:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

(v) any agreement concerning confidentiality or noncompetition;

(vi) any agreement with the Seller and its Affiliates (other than the Target);

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

(xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target; or

(xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of A$10,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(n) of the Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

(p) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target.

(q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target.

(r) Insurance. Section 4(q) of the Disclosure Schedule sets forth the following information with respect to each insurance policy with respect to which the Target is a party, a named insured, or otherwise the beneficiary of coverage:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number and the period of coverage;

(iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Section 4(q) of the Disclosure Schedule describes any self-insurance arrangements affecting the Target.

(s) Litigation. The Target is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge and (ii) is not a party or, to the Knowledge of the Parent, the Seller and the directors and officers of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(t) Employees. To the Knowledge of the Parent, the Seller and the directors and officers of the Target, no executive, key employee, or significant group of employees plans to terminate employment with the Target during the next 12 months. The Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Target has not committed any material unfair labor practice. None of the Parent, the Seller and the directors and officers of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

(u) Guaranties. The Target is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

(v) Environment, Health, and Safety Matters.

(i) Each of the Target and its predecessors and Affiliates, if any, has complied and is in compliance with all Environmental, Health, and Safety Requirements.

(ii) Without limiting the generality of the foregoing, each of the Target and its Affiliates, if any, has obtained, has complied, and is in compliance with all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

(iii) Neither the Target nor any of its Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(iv) None of the Target or its predecessors or Affiliates, if any, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees.

(x) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

(w) Employment Agreements. The Target will have entered into employment agreements with each of the individuals indicated in Section 4(y) of the Disclosure Schedule by the Closing Date. Each of these employees were formerly employed by the Seller, but provided services to the Target exclusively. Each of the employment agreements with the Target are identical to the former employment agreements with the Seller in all material respects.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

(b) As promptly as practicable after the execution of this Agreement, the Buyer shall prepare, and file with the SEC, preliminary proxy materials relating to this Agreement to obtain shareholder approval. The Parent, the Seller and the officers and directors of the Target shall provide promptly to the Buyer such information concerning the Target and the Seller as, in the reasonable judgment of the Buyer, may be required or appropriate for inclusion in the proxy statement, or in any amendments or supplements thereto. At the earliest practicable time following the later of:

(i) receipt and resolution of SEC comments thereon, or

(ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Securities Exchange Act.

The Buyer shall file definitive proxy materials with the SEC and cause the proxy statement to be mailed to its shareholders.

(c) Notices and Consents. The Parent and the Seller will cause the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to herein. Each of the Parties will (and the Parent and the Seller will cause the Target to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein.

(d) Operation of Business. The Parent and the Seller will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Parent and the Seller will not cause or permit the Target to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(g) above.

(e) Preservation of Business. The Parent and the Seller will cause the Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

(f) Full Access. The Parent and the Seller will permit, and the Parent and the Seller will cause the Target to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. The Buyer will treat and hold as such any Confidential Information it receives from the Parent, the Seller, the Target, or any of the Seller’s subsidiaries in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Parent, the Seller, the Target, and the Seller’s subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

(g) Notice of Developments. The Parent and the Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Parent and the Seller acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Target.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

(c) Transition. The Parent and the Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing.

(d) Confidentiality. The Parent and the Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that the Parent or the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Parent or the Seller, as applicable, will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Parent or the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Parent or the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Parent or the Seller, as applicable, shall use its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

(e) Covenant Not to Compete. For a period of three years from and after the Closing Date, the Parent and the Seller will not engage directly or indirectly in any business that the Target conducts as of the Closing Date in any geographic area in which the Target conducts that business as of the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Sections 3(a) and 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Parent, the Seller and the Target shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

(iii) the shareholders of the Buyer shall have approved the transactions contemplated by this Agreement at a special shareholders meeting arranged in connection with the Company’s proxy statement;

(iv) the Target shall have procured all of the material third party consents specified in Section 5(c) above;

(v) the Company shall have resolved any SEC comments on its proxy statement OR the SEC’s 10-day waiting period mandated by Rule 14a-6(a) promulgated under the Securities and Exchange Act shall have expired;

(vi) the Target shall have procured all of the material third party consents specified in Section 5(c) above;

(vii) the Buyer’s Board of Directors shall have received an opinion from A&S, dated as of the date hereof, to the effect that, as of the date hereof, the consideration to be paid by the Buyer to the Seller for the Target Shares is fair to the Buyer’s shareholders from a financial point of view;

(viii) no action, suit, or proceeding shall be threatened or pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target, or (D) affect materially and adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(ix) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

(x) The Parties and the Target shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(a)(ii) and 3(b)(ii) above;

(xi) the Parent and the Buyer shall have entered into a voting agreement in form and substance as set forth in Exhibit A attached hereto and the same shall be in full force and effect;

(xii) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to the Buyer, and dated as of the Closing Date;

(xiii) the employees of Seller shall have terminated their employment with the Seller and entered into new employment agreements with the Target, copies of which will be delivered to the Buyer at Closing and will be substantially in the form and substance as set forth in Exhibit C hereto;

(xiv) the Parent shall have entered into a registration rights agreement with the Buyer in form and substance as set forth in Exhibit D hereto; and

(xv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Seller. The obligation of the Parent and the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

(v) the Parties and the Target shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(a)(ii) and 3(b)(ii) above;

(vi) the Parent and the Buyer shall have entered into a voting agreement in form and substance as set forth in Exhibit A and the same shall be in full force and effect;

(vii) the Nominating Committee of the Buyer’s Board of Directors shall have appointed the Parent’s nominee (who in the first instance shall be Paul D’Sylva) as a director of the Company, subject to shareholder approval at the Buyer’s 2007 Annual Meeting of Shareholders;

(viii) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Seller, and dated as of the Closing Date;

(ix) the Buyer shall have entered into a registration rights agreement with the Parent in form and substance as set forth in Exhibit D hereto; and

(x) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

8. Remedies for Breaches of this Agreement.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parent and the Seller contained in Section 4 above shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two years thereafter.

(b) Indemnification Provisions for Benefit of the Buyer. In the event the Parent or the Seller breaches any of their representations, warranties, and covenants contained herein and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Parent or the Seller pursuant to Section 10(h) below within such survival period, then the Parent and the Seller, jointly and severally agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification

(including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

(c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Parent or the Seller makes a written claim for indemnification against the Buyer pursuant to Section 10(h) below within such survival period, then the Buyer agrees to indemnify the Parent and the Seller from and against the entirety of any Adverse Consequences the Parent or the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Parent or the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

(iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

(iv) In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith) and (B) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

(e) Non-Exclusive Remedy. The Buyer and the Seller acknowledge and agree that the foregoing indemnification provisions in this Section 8 are in addition to and not in derogation of any other statutory, equitable, or common law remedies (including any such remedies relating to environmental matters).

9. Tax Matters.

The following provisions shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing Date:

(a) Tax Periods Ending on or Before the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than Income tax returns with respect to periods for which a consolidated, unitary or combined income tax return of the Seller will include the operations of the Target. The Buyer shall permit the Seller to review and comment on each such tax return described in the preceding sentence prior to filing and shall make such revisions to such tax returns as are reasonably requested by the Seller. The Seller shall reimburse the Buyer for taxes of the Target with respect to such periods within fifteen (15) days after payment by the Buyer or the Target of such taxes.

(b) Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any tax returns of the Target for tax periods which begin before the Closing Date and end after the Closing Date. The Seller shall pay to the Buyer within fifteen (15) days after the date on which taxes are paid with respect to such periods an amount equal to the portion of such taxes which relates to the portion of such taxable period ending on the Closing Date. For purposes of this Section, in the case of any taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any taxes other than taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target.

(c) Cooperation on Tax Matters.

(i) The Buyer, the Parent, the Target and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and the Seller agree (A) to retain all books and records with respect to tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

(ii) The Buyer and the Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including GST and any penalties and interest) incurred in connection with this Agreement, shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Buyer will, and will cause its Affiliates to, join in the execution of any such tax returns and other documentation.

10. Termination.

(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) the Buyer may terminate this Agreement by giving written notice to the Parent and the Seller at any time prior to the Closing (A) in the event the Parent or the

Seller has breached any representation, warranty, or covenant contained in this Agreement; (B) in the event the Buyer, in its sole and absolute discretion, is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence concerning the Target (including, without limitation, the valuation of the Target and the Target Shares); or (C) if the Closing shall not have occurred on or before March 31, 2007, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii) the Parent or the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect; (B) in the event the Seller, in its sole and absolute discretion, is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence concerning the Buyer; or (C) if the Closing shall not have occurred on or before March 31, 2007, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement).

(b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained above shall survive termination.

11. Miscellaneous.

(a) Specific Performance. The parties agree that specific performance of the obligations under this Agreement may be enforced by a suit in equity. The rights and remedies provided by this Stock Purchase Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

(b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer, the Parent and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer, the Parent and the Seller.

(f) Counterparts. This Agreement may be executed in one or more facsimile or original counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then seven business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Parent:	PharmAust Limited PO Box 661 Nedlands Western Australia 6909 Australia Attention: Paul D’Sylva, Ph.D.

If to the Seller:	PharmAust Chemistry Ltd. 11 Duerdin Street Clayton, Victoria 3168 Australia Attention: Paul D’Sylva, Ph.D.

If to the Buyer:	Commonwealth Biotechnologies, Inc. 601 Biotech Drive Richmond, Virginia 23235 United States of America Attention: Richard J. Freer, Ph.D.

Copy to:	Bradley A. Haneberg, Esq. Kaufman & Canoles Three James Center, 12th Floor 1051 East Cary Street Richmond, Virginia 23219

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication sent by such other means shall be deemed to have been duly given unless and until it actually is received by the intended recipient; provided, however that such sending Party may rely on customary indicia of delivery (including facsimile transmission receipts, courier delivery receipts and other similar proofs of delivery). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia. Jurisdiction and venue in any action arising under or related to this Agreement shall lie exclusively in the state and federal courts located in, respectively, the City of Richmond and the Eastern District of Virginia.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Parent and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Seller will bear the costs and expenses of the Target. The Parent and the Seller agree that the Target has not borne and will not bear the Parent’s or the Seller’s costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

(n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PARENT:
PharmAust Limited, an Australian limited company

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva
Title:	Managing Director

SELLER:
PharmAust Chemistry Limited, an Australian limited company

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva
Title:	Director

BUYER:
Commonwealth Biotechnologies, Inc., a Virginia corporation

By:	/s/ Robert B. Harris
Name:	Robert B. Harris
Title:	President and Chief Executive Officer